UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

26 West Mission Avenue #8 Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by Solar3D, Inc. (the “Company”) with the Securities and Exchange Commission on January 31, 2014, the Company sold convertible promissory notes to certain accredited investors. Effective December 16, 2014, the Company and a certain investor (the “Investor”) entered into amendments to certain promissory notes held by the Investor.

The Company and the Investor entered into an amendment (“Amendment No. 1”) to that certain Convertible Promissory Note held by the Investor in the principal amount of $100,000, dated January 29, 2014 (“Note No. 1”) pursuant to which (i) the conversion price was amended to provide for a conversion price of $0.013 in lieu of a conversion price which is equal the lesser of (a) $0.05 per share of Common Stock or (b) Fifty Percent (50%) of the lowest trade price of the Company’s common stock recorded on any trade day after the issuance date of Note No.1; (ii) the conversion floor price of $0.01 and the requirement of the Company to make a payment in cash in the event that a conversion is not effected because the conversion price is less than the conversion floor price were removed; and (iii) a most favored nations clause pursuant to which the Investor was granted the right to receive, as part of any investments the Investor has made in the Company including Note No. 1, any more favorable terms granted by the Company to any other equity investor, as long as Note No. 1 was outstanding, was removed.

The Company and the Investor entered into an amendment (“Amendment No. 2”) to that certain Convertible Promissory Note held by the Investor in the principal amount of $750,000, dated January 31, 2014 (“Note No. 2”) pursuant to which (i) the conversion price was amended to provide for a conversion price of $0.013 in lieu of a conversion price which is equal the lesser of (a) $0.05 per share of Common Stock or (b) Fifty Percent (50%) of the lowest trade price of Common Stock recorded on any trade day after the issuance of Amendment No.2;  and (ii) a most favored nations clause pursuant to which the Investor was granted the right to receive, as part of any investments the Investor has made in the Company including Note No. 2, any more favorable terms granted by the Company to any other equity investor, as long as Note No. 2 was outstanding, was removed.

The Company and the Investor entered into an amendment (“Amendment No. 3”) to that certain Convertible Promissory Note held by the Investor in the principal amount of $100,000, dated February 11, 2014 (“Note No. 3”) pursuant to which (i) the Conversion Price (as defined in Note No. 3) was amended to provide for a conversion price of $0.013 in lieu of a conversion price which is equal to the lesser of (a) $0.05 per share of Common Stock or (b) Fifty Percent (50%) of the lowest trade price of Common Stock recorded on any trade day after the issuance of the Note No. 3;  (ii) the conversion floor price of $0.01 and the requirement of the Company to make a payment in cash in the event that a conversion is not effected because the conversion price is less than the conversion floor price were removed; and (iii) a most favored nations clause pursuant to which the Investor was granted the right to receive, as part of any investments the Investor has made in the Company including Note No. 3, any more favorable terms granted by the Company to any other equity investor, as long as Note No. 3 was outstanding, was removed.

The foregoing description of Amendment No.1, Amendment No. 2, and Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the complete text of No.1, Amendment No. 2, and Amendment No. 3, which are filed as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and which are incorporated herein by reference.

In connection with the foregoing, the Company is including as Exhibit 99.1, proforma balance sheet as of September 30, 2014 and statement of operations for the nine months ended September 30, 2014.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number                                Description
10.1           Amendment to Convertible Promissory note dated January 29, 2014.
10.2           Amendment to Convertible Promissory note dated January 31, 2014.
10.3           Amendment to Convertible Promissory note dated February 11, 2014.
99.1           Proforma balance sheet as of September 30, 2014 and statement of operations for the nine months ended September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLAR3D, INC.

Date: December 18, 2014	By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer